As filed with the Securities and Exchange Commission on December 15, 1999
                                                      Registration No. 333-65505

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             -----------------------

                               USDATA CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              75-2405152
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

    2435 NORTH CENTRAL EXPRESSWAY
           RICHARDSON, TEXAS                                    75080-2722
(Address of principal executive offices)                        (Zip Code)

                             -----------------------
                               USDATA CORPORATION
               AMENDED AND RESTATED 1994 EQUITY COMPENSATION PLAN
                            (Full title of the plan)
                             -----------------------

                                 ROBERT A. MERRY
                             CHIEF EXECUTIVE OFFICER
                               USDATA CORPORATION
                          2435 NORTH CENTRAL EXPRESSWAY
                          RICHARDSON, TEXAS 75080-2722
                     (Name and address of agent for service)

                                 (972) 680-9700
          (Telephone number, including area code, of agent for service)

                                    copy to:
                             DIANA WECHSLER KEREKES
                           800 THE SAFEGUARD BUILDING
                              435 DEVON PARK DRIVE
                         WAYNE, PENNSYLVANIA 19087-1945
                             -----------------------

                         CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                              PROPOSED                 PROPOSED
         TITLE OF                    AMOUNT                    MAXIMUM                  MAXIMUM             AMOUNT OF
        SECURITIES                   TO BE                    OFFERING                 AGGREGATE          REGISTRATION
           TO BE               REGISTERED (1)(2)                PRICE                  OFFERING              FEE (4)
        REGISTERED                                        PER SHARE (3)(4)           PRICE (3)(4)
------------------------------------------------------------------------------------------------------------------------
Common Stock, $ 0.01            500,000 SHARES                $    9.39              $ 4,695,000          $  1,240.00
par value per share
========================================================================================================================

(1) THE SECURITIES TO BE REGISTERED INCLUDE AN AGGREGATE OF 500,000 SHARES RESERVED FOR ISSUANCE UNDER THE USDATA CORPORATION AMENDED AND RESTATED 1994 EQUITY COMPENSATION PLAN (THE "PLAN").

(2) PURSUANT TO RULE 416, THIS REGISTRATION STATEMENT ALSO COVERS SUCH ADDITIONAL SHARES AS MAY HEREINAFTER BE OFFERED OR ISSUED TO PREVENT DILUTION RESULTING FROM STOCK SPLITS, STOCK DIVIDENDS, RECAPITALIZATIONS OR CERTAIN OTHER CAPITAL ADJUSTMENTS.

(3)  ESTIMATED SOLELY FOR PURPOSE OF CALCULATING THE REGISTRATION FEE.

(4) CALCULATED PURSUANT TO RULE 457(C) AND 457(H). ACCORDINGLY, THE PRICE PER SHARE OF COMMON STOCK OFFERED HEREUNDER PURSUANT TO THE PLAN IS CALCULATED TO BE $9.39, WHICH IS THE AVERAGE OF THE HIGHEST AND LOWEST PRICE PER SHARE OF COMMON STOCK ON THE NASDAQ NATIONAL MARKET SYSTEM ON DECEMBER 9, 1999.

                                     PART I

         Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

         USDATA Corporation (the ACompany@) has previously filed Registration Statements on Form S-8 (File Nos. 333-964 and 333-65505) with respect to 1,226,090 and 773,910 shares of Common Stock, respectively, to be issued under the Plan. The Registrant is filing this Registration Statement to register an additional 500,000 shares of Common Stock for issuance under the Plan, so that an aggregate of 2,500,000 shares of Common Stock under the Plan shall be registered under the Securities Act of 1933. The Registrant hereby incorporates by reference in this Registration Statement its previously filed Registration Statements (File Nos. 333-964 and 333-65505) that relate to the Plan.


ITEM 8.  EXHIBITS.

         (a)      Exhibits.

                  The   following   documents  are  filed  as  a  part  of  this
                  registration statement.

         Exhibit        Description of Exhibit
         -------        ----------------------

         4.1*           Amended and Restated 1994 Equity Compensation Plan
                        (Exhibit 4.1)

         5.1 Opinion of Jenkens & Gilchrist, a Professional Corpora-tion

         23.1 Consent of Jenkens & Gilchrist, a Professional Corpora-tion (included in opinion filed as Exhibit 5.1 hereto)

         23.2           Consent of PricewaterhouseCoopers LLP

         24 Power of Attorney (included with signature page of this Registration Statement)

         -------------

          * Filed on October 9, 1998 as an exhibit to the Company's Registration Statement on Form S-8 (File No. 333-65505) and incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on December 14, 1999.

                                   USDATA CORPORATION



                                   By:     /s/ Robert A. Merry
                                           -------------------------------------
                                           Robert A. Merry
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Robert A. Merry and Robert L. Drury, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorney-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates included:


Signature                      Capacity                                                      Date
---------

/s/ Robert A. Merry           President, Chief Executive Officer,                       December 14,1999
------------------------      (Principal Executive Officer), and
Robert A. Merry               Director

/s/ Robert L. Drury           Chief Financial Officer, Vice President                   December 14, 1999
------------------------      Finance, Treasurer and Secretary
Robert L. Drury               (Principal Financial and Accounting
                              Officer)

/s/ Max D. Hopper             Chairman of the Board and Director                        December 14,1999
------------------------
Max D. Hopper


/s/ Gary J. Anderson          Director                                                  December 14, 1999
------------------------
Gary J. Anderson


/s/ Stephen J. Andriole       Director                                                  December 14, 1999
------------------------
Stephen J. Andriole



                                      II-2




/s/                           Director                                                  December __, 1999
------------------------
James W. Dixon


/s/ Jack L. Messman           Director                                                  December 14, 1999
------------------------
Jack L. Messman


/s/ Arthur R. Spector         Director                                                  December 14, 1999
------------------------
Arthur R. Spector


                                INDEX TO EXHIBITS

         Exhibit        Description of Exhibit


         4.1*           Amended and Restated 1994 Equity Compensation Plan
                        (Exhibit 4.1)

         5.1 Opinion of Jenkens & Gilchrist, a Professional Corpora-tion

         23.1 Consent of Jenkens & Gilchrist, a Professional Corpora-tion (included in opinion filed as Exhibit 5.1 hereto)

         23.2           Consent of PricewaterhouseCoopers LLP

         24 Power of Attorney (included with signature page of this Registration Statement)


         -------------

          * Filed on October 9, 1998 as an exhibit to the Company's Registration Statement on Form S-8 (File No. 333-65505) and incorporated herein by reference.